Exhibit 23


                    Consent of Independent Public Accountants
                    -----------------------------------------

         As independent public accountants, we hereby consent to the incorporation by reference of our reports dated November 1, 1996, included in or incorporated by reference into Thermo Ecotek Corporation's Form 10-K for the fiscal year ended September 28, 1996, into the Company's previously filed Registration Statement on Form S-8 (No. 33-91538), Registration Statement on Form S-8 (No. 33-91542),
    Registration Statement on Form S-8 (No. 33-91546), Registration Statement on Form S-8 (No. 33-91544), Registration Statement on Form S-8 (No. 33-91548), and Registration Statement on Form S-8 (No. 33-80753).



                                                Arthur Andersen LLP



    Boston, Massachusetts
    December 5, 1996